Exhibit 10.32

PERFORMANCE BASED AWARD AGREEMENT

under the

Hexcel Corporation 2003 Incentive Stock Plan

This Performance Based Award Agreement (the “Agreement”), is entered into as of the Grant Date, by and between Hexcel Corporation, a Delaware corporation (the “Company”), and the Grantee.

Pursuant to the Hexcel Corporation 2003 Incentive Stock Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that the Grantee shall be granted a Performance Based Award (“PBA”) upon the terms and subject to the conditions hereinafter contained.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

1.                                       Notice of Grant; Incorporation of Plan. A Notice of Grant is attached hereto as Annex A and incorporated by reference herein. This PBA may result in the Grantee being awarded up to that number of unrestricted shares of Common Stock equal to the Maximum Share Award as set forth in the Notice of Grant.  Unless otherwise provided herein, capitalized terms used in this Agreement and set forth in the Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used in this Agreement and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section IX of the Plan. The PBA granted hereunder constitutes an Award within the meaning of the Plan.

2.                                       Award of Unrestricted Shares of Common Stock.

(a)                                  There are three Annual Performance Periods (2009, 2010 and 2011) and a Long-Term Performance Period (2009-2011) under this PBA.  Each Annual Performance Period shall have one or more performance measures identical to those selected by the Committee for such Annual Performance Period under the Annual Cash Bonus Plan. The RONCE performance measure set forth on Annex B is the cumulative performance measure for the Long-Term Performance Period.

(b)                                 As soon as practicable (but in no event later than 90 days) after the end of each Annual Performance Period, the Committee shall determine the Annual Payout Percentage for such Annual Performance Period. The Annual Performance Share Award with respect to each Annual Performance Period shall be obtained by multiplying the Annual Target Share Award by the Annual Payout Percentage with respect to such Annual Performance Period.

(c)                                  So long as the Minimum Award Condition is met and the Grantee is employed by the Company or a Subsidiary at the end of the Long-Term Performance Period, the Grantee shall, at such time as the number of unrestricted shares of Common Stock is determined under this subsection 2(c), become entitled to receive that number of unrestricted shares of Common Stock equal to the greater of (i) the number determined in accordance with the Share Award Schedule that appears on Annex B and (ii) the sum of the Annual Performance Share Awards for each of the three Annual Performance Periods; provided however that if the sum of the Annual Performance Share Awards is greater than the number determined in accordance with the Share Award Schedule that appears on Annex B, and the Company does not attain the Threshold Level of the Long-Term Performance Measure, then the number of unrestricted shares of Common Stock to be received by the Grantee shall be equal to 75% of the sum of the Annual Performance Share Awards. The Committee shall certify the degree of achievement of the Long-Term Performance Measure promptly (but in no event later than 90 days) after the end of the Long-Term Performance Period.

(d)                                 Subject to Sections 3 and 4, if the Minimum Award Condition is not met, the Grantee shall receive nothing and this PBA shall be null and void.

3.                                       Termination of Employment.

(a)                                  For purposes of the grant hereunder, any transfer of employment by the Grantee among the Company and its Subsidiaries shall not be considered a termination of employment.  Any change in employment that does not constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (or any successor provision) shall not be considered a termination of employment.  Any change in employment that does constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (or any successor provision) shall be considered a termination of employment.

(b)                                 If during the first Annual Performance Period the Grantee dies or terminates employment due to Disability or Retirement, or the Grantee’s employment is involuntarily terminated without Cause or the Grantee terminates employment for Good Reason, then the Grantee shall be entitled to receive that number of unrestricted shares of Common Stock equal to the Annual Performance Share Award determined for the first Annual Performance Period multiplied by a fraction equal to M/12, where M is the number of partial or total months the Grantee is employed by the Company during the first Annual Performance Period.

(c)                               If during the second Annual Performance Period the Grantee dies or terminates employment due to Disability or Retirement, or the Grantee’s employment is involuntarily terminated without Cause or the Grantee terminates employment for Good Reason, then the Grantee shall be entitled to receive a number of unrestricted shares of Common Stock equal to the lesser of (i) the sum of (A) the Annual Performance Share Award determined for the first Annual Performance Period and (B) the Annual Performance Share Award determined for the second Annual Performance Period multiplied by a fraction equal to M/12, where M is the number of partial or total months the Grantee is employed by the Company during the second Annual Performance Period, and (ii) the PBA Target Share Award.

(d)                                 If during the last Annual Performance Period the Grantee dies or terminates employment due to Disability or Retirement, or the Grantee’s employment is involuntarily terminated without Cause or the Grantee terminates employment for Good Reason, then, so long as the Minimum Award Condition is met, the Grantee shall be entitled to receive that number of unrestricted shares of Common Stock to which the Grantee would have been entitled to receive had he been employed by the Company or a Subsidiary at the end of the Long-Term Performance Period multiplied by a fraction equal to M/36, where M is the number of partial or total months the Grantee is employed by the Company during the Long-Term Performance Period.

(e)                                  If, at any time during the Long-Term Performance Period, the Grantee voluntarily terminates his employment other than for Good Reason or is terminated by the Company for Cause, the Grantee shall receive nothing and this PBA shall be null and void.

(f)                                    The Grantee shall become entitled to receive shares of unrestricted Common Stock pursuant to Section 3(b) or 3(c) upon the date on which the Committee certifies the degree of achievement of the applicable performance measure(s) for the Annual Performance Period during which the Grantee’s employment terminated. The Grantee shall become entitled to receive shares of unrestricted Common Stock under Section 3(d) at the same time as the Grantee would become entitled to receive shares of unrestricted Common Stock under Section 2(c) if the Grantee were employed by the Company or a Subsidiary at the end of the Long-Term Performance Period.

4.                                       Change in Control.  If a Change in Control occurs anytime during the Long-Term Performance Period and prior to the Grantee’s receiving any payment under this PBA, the Grantee will immediately be awarded the PBA Target Share Award.  Payment of the PBA Target Share Award shall discharge any obligation the Company has or may have to the Grantee under this PBA in its entirety and the Grantee shall not be entitled to payment of any additional amounts from the Company under this PBA.

5.                                       Transferability of PBA; No Incidents of Ownership; Dividends

(a)                                  Except as provided in this Section 6(a), the PBA may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Any attempt to transfer the PBA in contravention of this Section 5(a) is void ab initio.  The PBA shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Grantee shall be permitted to transfer the PBA to members of his or her immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships or other entities whose only partners or equity owners are such family members; provided, however, that no consideration can be paid for the transfer of the PBA and the transferee of the PBA must agree to be subject to all conditions applicable to the PBA (including all of the terms and conditions of this Agreement) prior to transfer.

(b)                                 Except as set forth in Section 5(c), the Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of Common Stock in respect of the PBA unless and until the Grantee becomes entitled to receive unrestricted shares of Common Stock.

(c)                                  If one or more cash dividends are paid with respect to Common Stock during the Long-Term Performance Period then at the time unrestricted shares of Common Stock are distributed to the Grantee, the Grantee shall receive a cash payment equal to the aggregate dividend amount the Grantee would have received had Grantee owned such shares of Common Stock on the dividend record date(s).

6.                                       Forfeiture of PBA on Certain Conditions.

(a)                                  Notwithstanding anything to the contrary contained in this Agreement, should the Grantee while an employee or after termination of employment fail to comply with the “Protective Condition” (as defined in Section 6(b)), then the PBA shall immediately expire upon the Grantee’s failure to meet such condition.

(b)                                 “Protective Condition” shall mean that the Grantee (A) complies with all terms and provisions of any obligation of confidentiality to the Company and/or one of its Subsidiaries contained in a written agreement signed by the Grantee, and (B) does not engage, in any capacity, directly or indirectly, including but not limited to as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 5% equity interest in any enterprise) in any business entity engaged in competition with the business conducted by the Company on the date of the Grantee’s termination of employment with the Company anywhere in the world (except that the Grantee may be employed by a competitor of the Company so long as the Grantee’s duties and responsibilities do not relate directly or indirectly to the business segment of the new employer which is competitive with the business conducted by the Company).

7.                                       Issuance of Shares.  Subject to section 11(e) below, any shares of Common Stock to be issued to the Grantee under this PBA (i) shall be delivered to the Grantee promptly, but in no event later than ten days, after such time as the Grantee becomes entitled to receive such shares of Common Stock, and (ii) may be issued in either certificated form, or in uncertificated form (via the Direct Registration System or otherwise).

8.                                       Equitable Adjustment.  The aggregate number of shares of Common Stock subject to this PBA shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Company, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Company.

9.                                       Taxes.  Upon the distribution of unrestricted shares of Common Stock to the Grantee, absent a notification by the Grantee to the Company (or an agent designated by the Company to administer the Company’s stock incentive program) which is received by the Company or its agent at least three business days prior to the date of such distribution, to the effect that the Grantee will pay to the Company or a Subsidiary by check or wire transfer any taxes (“Withholding Taxes”) the Company reasonably determines it or a Subsidiary is required to withhold under applicable tax laws with respect to such shares, the Company will reduce the number of shares of Common Stock to be distributed to the Grantee in connection with such distribution by a number of shares of Common Stock the Fair Market Value (as of the date the Grantee becomes entitled to receive such shares) of which is equal to the total amount of Withholding Taxes. In the event the Grantee elects to pay to the Company or a Subsidiary the Withholding Taxes with respect to such shares by check or wire transfer, the Company’s obligation to deliver such shares of Common Stock shall be subject to the payment in available funds by the Grantee of all Withholding Taxes with respect to such shares. The Company or a Subsidiary shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state, local or other taxes required to be withheld with respect to such payment.

10.                                 No Guarantee of Employment.  Nothing set forth herein or in the Plan shall confer upon the Grantee any right of continued employment for any period by the Company, or shall interfere in any way with the right of the Company to terminate such employment.

11.                                 Section 409A.

(a)                                  It is intended that this Agreement comply in all respects with the requirements of Sections 409A (a)(2) through (4) of the Code and applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b)                                 Notwithstanding any term or provision of this Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Company may, without prior notice to or consent of the Grantee, amend this Agreement to the extent determined by the Company, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the inclusion in the Grantee’s gross income pursuant to the Applicable Regulations of any compensation intended to be deferred hereunder. The Company shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c)                                  In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d)                                 Except as otherwise specifically provided herein, the time for distribution of unrestricted shares of Common Stock under this PBA shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with or permitted under the Applicable Regulations.

(e)                                  Notwithstanding any term or provision of this Agreement to the contrary, if the Grantee is a specified employee (as defined in Section 409A(a)(2)(B)(i) of the Code) as of the date of his or her termination of employment, then any amounts payable to the Grantee under this PBA on account of his or her termination of employment (including without limitation any dividends payable to the Grantee pursuant to Section 5(c) if payable on account of his or her termination of employment) shall be paid to the Grantee upon the later of (i) the date such amounts would otherwise be payable to the Grantee under this PBA without regard to this Section 11(e) and (ii) the date which is six months following the date of the Grantee’s termination of employment.  The preceding sentence shall not apply in the event Grantee’s termination of employment is due to his or her death.  If the Grantee should terminate employment for a reason other than his or her death but subsequently die during the six-month period described in subclause (ii) of the first sentence above, such six-month period shall be deemed to end on the date of the Grantee’s death.

12.                                 Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or to the Company, Attention:  Corporate Secretary, or such other address as the Company may designate in writing to the Grantee.

13.                                 Failure To Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

14.                                 Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

15.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

16.                                 Miscellaneous.  This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

17.                                 Definitions.  For purposes of this Agreement:

(a)                                  “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Exchange Act;

(b)                                 “Annual Cash Bonus Plan” shall mean the Company’s Management Incentive Compensation Plan, or any successor or replacement annual cash bonus plan adopted by the Board or the Committee;

(c)                                  “Annual Payout Percentage” with respect to an Annual Performance Period shall mean the percentage of target cash award certified by the Committee under the Annual Cash Bonus Plan for such Annual Performance Period;

(d)                                 “Annual Performance Period” shall mean each of the three calendar years 2009, 2010 and 2011;

(e)                                  “Annual Performance Share Award” shall be determined as set forth in Section 2(b);

(f)                                    “Annual Target Share Award” shall mean one-third of the PBA Target Share Award;

(g)                                 “Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Section 318(a) of the Code;

(h)                                 “Cause” shall mean (i) the willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Grantee by the Company, which demand specifically identifies the manner in which the Company believes that the Grantee has not substantially performed the Grantee’s duties, or (ii) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith and without the reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company;

(i)                                     “Change in Control” shall mean any of the following events:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”); excluding, however, the following: (I) any acquisition by the Company or any of its Controlled Affiliates, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates, (III) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (iv) below and (IV) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(ii)                                  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (I) through (IV) of subsection (i) above; or

(iii)                               a change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(iv)                              there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Common Stock of the Company and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (i) through (iv) above, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Agreement;

(j)                                     “Disability” shall mean that, as a result of the Grantee’s incapacity due to physical or mental illness or injury, the Grantee shall not have performed all or substantially all of the Grantee’s usual duties as an employee of the Company for a period of more than one-hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days;

(k)                                  “Good Reason” for termination by the Grantee of the Grantee’s employment shall mean the occurrence (without the Grantee’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (1), (5) or (6) below, such act or failure to act is corrected prior to the date of termination of the Grantee’s employment:

(1)                                  a significant adverse alteration in the nature or status of the Grantee’s responsibilities, position or authority;

(2)                                  a reduction by the Company in the Grantee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time;

(3)                                  the relocation of the Grantee’s principal place of employment to a location more than fifty (50) miles from the Grantee’s principal place of employment or the Company’s requiring the Grantee to work anywhere other than at such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Grantee’s present business travel obligations;

(4)                                  the failure by the Company to pay to the Grantee any portion of the Grantee’s current compensation, or to pay to the Grantee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

(5)                                  the failure by the Company to continue in effect any compensation plan in which the Grantee participates which is material to the Grantee’s total compensation, or any substitute plans adopted, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Grantee’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Grantee’s participation relative to other participants; or

(6)                                  the failure by the Company to continue to provide the Grantee with benefits substantially similar to those enjoyed by the Grantee under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Grantee participates (except for across-the-board changes similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Grantee of any material fringe benefit enjoyed by the Grantee, or the failure by the Company to provide the Grantee with the number of paid vacation days to which the Grantee is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy.

The Grantee’s right to terminate the Grantee’s employment for Good Reason shall not be affected by the Grantee’s incapacity due to physical or mental illness. The Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

For purposes of any determination regarding the existence of Good Reason, any claim by the Grantee that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist;

(l)                                     “Long-Term Performance Measure” is defined on Annex B;

(m)                               “Long-Term Performance Period” shall mean the period beginning on January 1, 2009 and ending on December 31, 2011;

(n)                                 “Maximum Share Award” is the maximum amount of unrestricted shares of Common Stock that can be awarded to the Grantee under this PBA, and is set forth on Annex A;

(o)                                 The “Minimum Award Condition” shall be satisfied if either (i) the Threshold Level of the Long-Term Performance Measure is attained, or (ii) the Annual Payout Percentage is greater than zero with respect to at least one Annual Performance Period;

(p)                                 “PBA Target Share Award” shall mean one-half of the Maximum Share Award set forth on Annex A;

(q)                                 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Exchange Act (as modified as above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable;

(r)                                    “Retirement” shall mean termination of the Grantee’s employment, other than by reason of death or Cause, either (A) at or after age 65 or (B) at or after age 55 after five (5) years of employment by the Company (or a Subsidiary thereof); and

(s)                                  “Threshold Level” is defined on Annex B.

Annex A

NOTICE OF GRANT

PERFORMANCE BASED AWARD

HEXCEL CORPORATION 2003 INCENTIVE STOCK PLAN

The following employee of Hexcel Corporation, a Delaware corporation, or a Subsidiary, has been granted a Performance Based Award in accordance with the terms of this Notice of Grant and the Agreement to which this Notice of Grant is attached.

The terms below shall have the meanings ascribed to them below when used in the Agreement.

Grantee

Address of Grantee

Foreign Sub Plan, if applicable

Grant Date	January 26, 2009

Maximum number of unrestricted shares of Common Stock which may be granted as a result of this PBA (“Maximum Share Award”)

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Agreement to which this Notice of Grant is attached and execute this Notice of Grant and the Agreement as of the Grant Date.

HEXCEL CORPORATION
Grantee

By:

Ira J. Krakower
Senior Vice President

Annex B

The “Long-Term Performance Measure” shall be Return on Net Capital Employed, or “RONCE,” as defined on Exhibit I attached hereto.

The “Target Level” of the Long-Term Performance Measure shall be     %.

The “Threshold Level” of the Long-Term Performance Measure shall be     %.

The “PBA Target Share Award” to be awarded is 50% of the Maximum Share Award (as defined on Annex A).

Share Award Schedule

Degree of Attainment of Target Level of Long-Term Performance Measure	Percentage of PBA Target Share Award to be awarded to Grantee

112.5% or more	200%

106.25%	125%

100%	100%

93.75%	50%

less than 93.75%	0

Interpolation shall be used, on a ratable basis, to determine the number of unrestricted shares of Common Stock to be awarded when the degree of attainment of the Long-Term Performance Measure is between two percentages in the left hand column above.

Exhibit I

HEXCEL CORPORATION

Definition and Computation of RONCE

For Purposes Of

Performance Share Awards for 2009-2011 Performance Cycle

Computation:

“RONCE” shall be computed by dividing the Average return by the Average Capital employed and expressed as a percentage:

Average Return
Average Capital Employed

Definitions:

“Average Capital Employed” shall mean the sum of Net Capital Employed as of December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011, divided by four.

“Average Return” shall mean the sum of the Return for the calendar years of 2009, 2010 and 2011, divided by three.

“Cash” as of a particular date shall mean cash and cash equivalents of the Company and its Subsidiaries as of such date, as reported in its financial statements.

“Consolidated Operating Income” shall mean the operating income of the Company and its Subsidiaries as reported in its financial statements.

“Equity in Earnings from Affiliated Companies” shall mean the equity in earnings from affiliated companies of the Company and its Subsidiaries as reported in its financial statements.

“Net Capital Employed” as of a particular date shall mean the sum of Shareholder’s Equity and Total Debt as of such date, minus Cash as of such date.

“Other Income (Expense), Net” of the Company shall be any expense or income arising from transactions outside the ordinary course of business including but not limited to any of the sale or purchase of debt or equity securities of the Company, debt refinancing or prepayment of debt, judgment or settlement of claims or litigation, acquisitions or divestitures, termination of a pension plan, the sale or purchase of tangible or intangible assets and the impairment of tangible and intangible assets.

“Return” for a particular period shall mean the sum of Consolidated Operating Income, Equity in Earnings from Affiliated Companies and Other Income (Expense), Net for such period.

“RONCE” is an acronym for Return on Net Capital Employed.

“Shareholder’s Equity” as of a particular date shall mean total stockholder’s equity of the Company as reported in its financial statements as of such date.

“Total Debt” as of a particular date shall mean the sum of “notes payable and current maturities of capital lease obligations” and “long-term notes payable and capital lease obligations” of the Company and its Subsidiaries as of such date, as reported in its financial statements.

The Compensation Committee shall retain its powers to make appropriate adjustments to the RONCE performance goal to reflect the impact of unusual, non-recurring or extraordinary income or expense not reflected in such goal as defined, as authorized under the Company’s 2003 Incentive Stock Plan.